EXHIBIT 10.jj

                               SECOND AMENDMENT TO
                  RECEIVABLES PURCHASE AND SERVICING AGREEMENT

         THIS SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of July 29, 1998 (this "AMENDMENT"), is entered into by and among LLAMA RETAIL FUNDING, L.P., as Purchaser, SUNBEAM ASSET DIVERSIFICATION, INC., as Seller, CAPITAL USA, L.L.C., as Administrative Agent, and SUNBEAM PRODUCTS, INC., as Parent and as Servicer. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).

         WHEREAS, the parties hereto entered into that certain Receivables Purchase and Servicing Agreement, dated as of December 4, 1997, amended by First Amendment to Receivables Purchase and Servicing Agreement dated April 2, 1998 collectively, (the "AGREEMENT"); and

         WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

         NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

         SECTION 1. AMENDMENTS.

         (a) The definitions list set forth in Annex I to the Agreement is hereby amended and restated to read in its entirety in the form of Annex I to this Amendment.

         (b) Schedule 4 to the Agreement is hereby amended and restated to read in its entirety in the form of Schedule 4 to this Amendment.

         SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED. Except as specifically amended hereby, the Agreement shall remain in full force and effect. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

         SECTION 3. MISCELLANEOUS.

                  (a) This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

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                  (b) The descriptive headings of the various sections of this
Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                  (c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

                  (d) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.




                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:                                 SUNBEAM ASSET DIVERSIFICATION, INC.

                                            By: /s/ RONALD R. RICHTER
                                               ---------------------------------
                                             Title: Vice President - Treasurer
                                             Dated: August 25, 1998

THE SERVICER AND
THE ORIGINATOR:                             SUNBEAM PRODUCTS, INC.

                                            By: /s/ RONALD R. RICHTER
                                               ---------------------------------
                                             Title: Vice President - Treasurer
                                             Dated: August 25, 1998


THE PURCHASER:                              LLAMA RETAIL FUNDING, L.P.

                                            By Llama Retail Funding Corp.,
                                                  its general partner

                                            By: /s/ CHARLES T. BROWNING
                                               ---------------------------------
                                             Title: Charles T. Browning
                                                    Vice President

THE ADMINISTRATIVE AGENT:                   CAPITAL USA, L.L.C.

                                            By: /s/ CHARLES T. BROWNING
                                               ---------------------------------
                                             Title: Charles T. Browning
                                                    Chief Financial Officer

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                                                                         ANNEX I


                                  DEFINITIONS

ACCRUED DAILY FEES AND EXPENSES: With respect to any Collection Period, the product of (a) the Purchase Limit less the average of the daily Capital Investment during such Collection Period, (b) a fraction (i) the numerator of which is the number of days in the Collection Period ending on such day and (ii) the denominator of which is 360, and (c) the Program Fee Rate.

ACCRUED DAILY SERVICING FEE: With respect to any Collection Period, the product of (a) the Servicing Fee Rate, (b) the Average Outstanding Balance of all Pool Receivables for such Collection Period, and (c) the actual number of days in such Collection period divided by 360.

ACCRUED DAILY YIELD: With respect to any Collection Period, the sum of (a) the product of (i) a fraction (A) the numerator of which is the number of days in the Collection Period ending on such day and (B) the denominator of which is 360, (ii) the Applicable Margin and (iii) the average of the daily Capital Investment during such Collection Period, plus (b) the Seller's Share of (i) the amount of discount which has accrued during such Collection Period on Commercial Paper issued by the Purchaser, and (ii) the amount of interest which has accrued during such Collection Period on Liquidity Loans, minus (c) the Seller's Share of the amount of net gains and net income realized on Permitted Investments in the Investment Subaccount of the Collateral Account during such Collection Period, as determined by the Administrative Agent.

ADDITIONAL LIQUIDITY COSTS: Any additional costs to the Purchaser under any Liquidity Agreement resulting from any: (a) changes in the basis of taxation of any amounts payable to the lender under the Liquidity Agreement; (b) imposition or modification of any reserve, special deposit or similar requirements relating to any assets or liabilities of such lender, or the commitment of such entity to make Liquidity Loans; (c) alteration of the amount of capital required to be maintained in respect of its Liquidity Loans; (d) change in or interpretation of any law or regulation or compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law); or (e) imposition of any other condition affecting this Agreement.

ADMINISTRATIVE AGENT: Capital USA, L.L.C. as Administrative Agent hereunder, together with its successors and assigns.

ADVERSE CLAIM: Any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under this Agreement.

AFFECTED OBLIGOR: (a) Any Tier I Obligor, as to which any of such Obligor's short-term unsecured ratings is reduced below the applicable Minimum Rating, (b) any Tier II Obligor as to which such Obligor's short-term or long-term unsecured rating is reduced below the applicable


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Minimum Rating, (c) any Tier I Obligor as to which a Rating Withdrawal (as defined in the definition of "Tier I Obligor") has occurred and both the Thirty-Day and Forty-Five Day Periods (as such terms are defined in the definition of "Tier I Obligor") have passed and neither a Rating Agency Confirmation nor a Liquidity Agent Confirmation (as defined in the definition of "Tier I Obligor") has been delivered or (d) any Tier II Obligor as to which a Rating Withdrawal (as defined in the definition of "Tier II Obligor") has occurred and a Liquidity Agent Confirmation (as defined in the definition of Tier II Obligor) has not been delivered within the Thirty-Day Period (as defined in the definition of "Tier II Obligor"), and fifteen calendar days have passed since the end of such Thirty-Day Period.

AFFILIATE: As to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933, as amended.

AGREEMENT: This Receivables Purchase and Servicing Agreement which include the exhibits, annexes and schedules hereto and thereto and any amendment or supplement hereto and thereto.

APPLICABLE MARGIN: 1.00% per annum as to Tier I Obligors and 1.30% per annum as to Tier II Obligors.

APPLICABLE MARGIN RESERVE: As defined in Exhibit A.

AVAILABLE FUNDS: On any Business Day, all amounts on deposit in the Collection Account, including, without limitation, funds deposited pursuant to Section 2.7(b) other than Escrowed Amounts.

AVERAGE OUTSTANDING BALANCE OF ALL POOL RECEIVABLES: For any period, the sum of the Outstanding Balance of Pool Receivables (other than Defaulted Receivables) on each day during such period, divided by the number of days in such period.

BALANCE SHEET DATE: December 29, 1996.

BILLED AMOUNT: With respect to any Receivable, the amount billed to the Obligor thereof, net of contractual adjustments, discounts, Promotional Allowances, or other reductions permitted under the terms of the related Contract.

BILLING DATE: The date on which the invoice with respect to a Receivable was generated by the Originator.

BUSINESS DAY: Any day of the year other than a Saturday, Sunday or any day on which banks generally are required, or authorized, to close in New York, New York or Fayetteville, Arkansas.

CAPITAL INVESTMENT: At any time, the (a) original amount paid to the Seller for a Receivable Interest at the time of its purchase by the Purchaser pursuant to this Agreement, MINUS (b) any


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amounts deposited into the Collateral Account in reduction of such Capital
Investment pursuant to Sections 2.8, 2.9 or 2.10 (such reduction to be effective only after the expiration of the Escrow Period, if applicable).

CLOSING DATE: December 4, 1997.

COLLATERAL ACCOUNT: The account maintained with the Collateral Agent into which amounts payable to the Purchaser hereunder are to be deposited.

COLLATERAL AGENT: The financial institution acting as collateral agent on behalf of the Purchaser, the Liquidity Agent and the Depositary.

COLLATERAL AGREEMENT: Any agreement among the Collateral Agent, the Purchaser, the Administrative Agent, a Liquidity Agent and the Depositary in connection with the administration of the Collateral Account and the grant of the security interest by the Purchaser to the Collateral Agent of certain assets of the Purchaser.

COLLECTION ACCOUNT: The Eligible Bank Account described in Section 2.5.

COLLECTION PERIOD: With respect to any calculation or disbursement of Accrued Daily Yield, Accrued Daily Fees and Expenses or Accrued Daily Servicing Fees, the number of days elapsed from and including the last date as of which calculations or disbursements of Accrued Daily Yield, Accrued Daily Fees and Expenses or Accrued Daily Servicing Fees were made but excluding the effective date of such calculation or disbursement.

COLLECTIONS: With respect to any Receivable, all (a) cash collections and other cash proceeds of such Receivable, (b) all amounts deemed to have been received pursuant to Section 2.10 and (c) all other proceeds of such Receivables.

COMMERCIAL PAPER: Commercial paper notes issued by the Purchaser to fund the Purchases hereunder and under Other Receivables Purchase Agreements.

CONTRACT: Any written agreement (or agreements) pursuant to, or under, which the Obligor thereof shall be obligated to make one or more payments to the Originator.

CP DISRUPTION EVENT: The inability of the Purchaser, at any time, whether as a result of a prohibition, a contractual restriction or any other event or circumstances whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting commercial paper notes issued to fund Purchases hereunder) in the United States commercial paper market.

CREDIT AND COLLECTION POLICIES: The credit, collection, customer relations and service policies of the Originator in effect on the Effective Date, as set forth in writing and delivered to and approved by the Purchaser, the Administrative Agent and the Liquidity Agent on or before the


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Effective Date pursuant to Section 3.1, and, as such policies may hereafter be amended, modified or supplemented from time to time with the written consent of the Administrative Agent and the Liquidity Agent; PROVIDED, however, that no such consent shall be required for any amendment, modification or supplement that does not have an adverse effect on either (I) the collectibility of any Receivable or (II) the timeliness of any payment in respect of any Receivable.

CUMULATIVE SALES: For any period, the Billed Amounts of all Eligible Receivables originated by the Originator during such period.

DEBT: As to any Person; any and all (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose or enabling another person to make payment of Debt, or to make any payment (whether as an advice capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another Person, or to supply funds to or in any manner invest in another Person in connection with Debt of such Person.

DEFAULTED RECEIVABLE: Each Receivable the Obligor of which has taken any action, or suffered any event to occur, of the type described in Section 7.1(c).

DELINQUENT RECEIVABLE: Any Receivable, other than a Defaulted Receivable, as to which any payment, or part thereof, remains unpaid for more than 30 days past its Receivables Maturity Date.

DEPOSITARY: United States Trust Company of New York, or any other Person designated as the successor Depositary from time to time in connection with the issuance by the Purchaser of Commercial Paper.

DESIGNATED OBLIGOR: Each Tier I Obligor and Tier II Obligor listed on Schedule 4 to this Agreement, as the same may be revised from time to time by the Administrative Agent.


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DILUTED RECEIVABLE: Any Receivable as to which (a) all or any portion of the
Billed Amount thereof is reduced or canceled for any reason other than payment,
(b) the Servicer determines in accordance with its usual collection policies to be uncollectible or (c) any payment or portion thereof remains unpaid for more than 90 days from the related Receivables Maturity Date.

DILUTION RESERVE: As defined in Exhibit A.

DILUTIONS: On any date of determination and for any indicated period, the sum of
(a) all reductions and cancellations of the Billed Amount of Receivables that occur for any reason other than payment, (b) the full Billed Amount of all Receivables the Servicer has determined in accordance with its usual collection policies to be uncollectible and (c) the full Billed Amount of all Receivables as to which any payment or portion thereof remains unpaid for more than 90 days from the related Receivables Maturity Date.

DOLLAR and $: Lawful currency of the United States of America.

EFFECTIVE DATE: The date on which all conditions precedent to the effectiveness of this Agreement have been satisfied as designated by the Administrative Agent.

ELIGIBLE BANK ACCOUNT: Any account that is: (a) a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated not less than A-1 by S&P and P-1 by Moody's, or (b) a segregated trust account maintained with, and on the corporate trust side of, a federally or state chartered depository institution, (i) whose long-term unsecured debt obligations are rated at least BBB by S&P and Baa2 by Moody's or (ii) as to which the Liquidity Agent has consented and the Rating Agencies have indicated in writing that the maintenance of such Eligible Bank Account with such depository institution will not result in the reduction or withdrawal of its then-existing rating of the Commercial Paper; PROVIDED that deposits with the commercial, savings or other department of such depository institution or trust company shall not constitute Permitted Investments (if otherwise satisfying the definition therefor) for such segregated trust account unless other Permitted Investments in an amount at least equal to the amount deposited have been pledged by such depository institution to and set aside under control of the trust department as collateral security for the deposit.

ELIGIBLE RECEIVABLE: At any time, a Receivable:

         (a) the Obligor of which is a Designated Obligor;

         (b) which is denominated and payable in Dollars in the United States of America;

         (c) the Billed Amount of which is (i) net of any set-off, recoupment, or other reductions (including, without limitation, reductions resulting from product returns and billing errors) and (ii) required to be paid pursuant to the terms of the related Contract, if any;



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         (d) which has not been disputed, compromised, adjusted, extended, satisfied, subordinated, rescinded or modified;

         (e) which is not a Delinquent Receivable, a Defaulted Receivable or a Diluted Receivable;

         (f) which was created in accordance with the requirements of (i) applicable law, (ii) the Contract pertaining thereto (a copy of which has been delivered to the Administrative Agent) and (iii) the Credit and Collection Policies;

         (g) which was purchased on or prior to the relevant Purchase Date pursuant to the Receivables Sale Agreement and which immediately prior to its transfer to the Purchaser hereunder was owned by the Seller free and clear of any Adverse Claim and as to which, upon its inclusion in the Receivables Pool, the Purchaser will have purchased an undivided interest therein free and clear of any Adverse Claim;

         (h) as to which all necessary documentation (including an invoice) for payment of such Receivable by the Obligor thereof has been submitted to such Obligor and all other obligations of the Originator in respect thereof have been fulfilled;

         (i) which is an "account" within the meaning of the UCC of the jurisdiction where each of the Originator's and the Seller's principal executive office(s) are located;

         (j) which does not in any material respect contravene any laws, rules or regulations applicable thereto;

         (k) which constitutes the legal, valid and binding obligation of the Obligor thereof and is not subject to any dispute, claim or offset;

         (l) as to which neither the Originator nor the Seller had any knowledge of any fact which should have led either to expect at the time of sale of such Receivable that the Billed Amount of such Receivable would not be paid in full when due;

         (m) which is required to be paid in full by its Receivables Maturity Date;

         (n) which arises out of a "current transaction" as defined in Section 3(a)(3) of the Securities Act of 1933, as amended; and

         (o) which complies with such additional criteria and requirements as the Administrative Agent may from time to time specify to the Seller following 5 days' notice (the initial such other criteria and requirements being described on Schedule 1 to this Agreement);

PROVIDED, however, that any Receivable the Obligor of which is either a Tier I Obligor or a Tier II Obligor on the date such Receivable becomes a Pool Receivable shall remain an Eligible



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Receivable for 180 days after such Obligor becomes an Affected Obligor,
PROVIDED, FURTHER, however, that no Receivable of an Affected Obligor arising on or after the date such Obligor becomes an Affected Obligor shall constitute an Eligible Receivable.

ERISA: The Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

ESCROW PERIOD: With respect to any Escrowed Amount, the period expiring on the 91st day (or such longer period as may be required by Section 547 of the United Stated Bankruptcy Code to the extent the Seller or the Originator was an "insider" within the meaning of Section 547 of the United States Bankruptcy Code at the time of such transfer) following the deposit or allocation of such Escrowed Amount into the Escrowed Amount Subaccount.

ESCROWED AMOUNT: On any Business Day, an amount equal to the sum of all amounts required to be paid by the Seller, the Servicer or the Originator pursuant to Sections 2.10, 8.1, 10.3 or otherwise, to the extent such amounts have been deposited into the Collection Account by the Seller, the Originator or the Servicer or allocated in accordance with Sections 2.7, 2.8 or 2.10 out of amounts otherwise payable to the Seller, the Servicer or the Originator, as the case may be, and with respect to which the related Escrow Period shall not have expired. In no event shall Escrowed Amounts include payments made by an Obligor in respect of the Pool Receivables.

ESCROWED AMOUNT SUBACCOUNT: Has the meaning specified in Section 2.5.

EURODOLLAR LOAN: A Liquidity Loan which bears interest at a rate per annum determined on the basis of the London interbank offered rate.

FEE RESERVE: As defined in Exhibit A.

FINAL PURCHASE DATE: The earlier of (i) December 3, 1998 or such later date as may be agreed to in writing by the Administrative Agent, in its sole discretion and (ii) the expiration date of the Liquidity Agreement.

GAAP: Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

GOVERNMENTAL AUTHORITY: The United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

INCIPIENT EVENT: An event which, upon the giving of notice or the passage of time, or both, would become a Termination Event.

INDEMNIFIED AMOUNTS: Has the meaning specified in Section 8.1(a).



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INDEMNIFIED PARTY: Has the meaning specified in Section 8.1(a).

LIQUIDITY AGENT: The financial institution acting as liquidity agent under a Liquidity Agreement.

LIQUIDITY AGREEMENT: Any agreement with financial entities in connection with the provision of liquidity and/or credit support for Commercial Paper issued by the Purchaser.

LIQUIDITY LOANS: Borrowings or sales by the Purchaser under a Liquidity
Agreement.

LOCKBOX ACCOUNT: The bank account established with the Lockbox Bank pursuant to the Lockbox Agreement into which all Collection in respect of Pool Receivables shall be deposited.

LOCKBOX AGREEMENT: The agreement among the Administrative Agent, the Agent, the Purchaser and the Lockbox Bank, with respect to the Lockbox Account.

LOCKBOX BANK: State Street Bank and its successors and permitted assigns.

MATERIAL AMOUNT: $50,000,000, as adjusted in the reasonable judgment of the Administrative Agent and the Liquidity Agent upon written notice to the Originator and the Servicer.

MAXIMUM INVESTMENT PERCENTAGE: 100%.

MINIMUM DILUTION RESERVE AMOUNT: $0.

MINIMUM INVESTMENT AMOUNT: $100,000.

MINIMUM PURCHASE AMOUNT: $100,000.

MINIMUM RATING: As to any Tier I Obligor at any time, a short term senior unsecured debt rating by S&P of A-1 and by Moody's of P-1. As to any Tier II Obligor, (i) a short term senior unsecured debt rating by S&P of A-2 and by Moody's of P-2, and (ii) a long term senior unsecured debt rating by S&P of BBB and by Moody's of Baa2.

MONTHLY REPORT: The monthly report of the Servicer, substantially in the form of Exhibit C hereto.

MOODY'S: Moody's Investors Service, Inc. and any successor thereto.

NET RECEIVABLES POOL BALANCE: As defined in Exhibit A.

OBLIGOR: A Person obligated to make payments pursuant to a Contract.



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OFFICER'S CERTIFICATE: With respect to any Person, a certificate signed by the
Chairman of the Board, Vice Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary or any other duly authorized officer of such Person acceptable to the Administrative Agent.

ORIGINATOR: Has the meaning specified in the Receivables Sale Agreement.

ORIGINATOR JUDGMENT AMOUNT: A Material Amount.

OTHER COSTS: Has the meaning specified in Section 10.3(a)

OTHER RECEIVABLES PURCHASE AGREEMENTS: Other agreements for the purchase or funding of trade receivables of any Designated Obligor entered into from time to time by the Purchaser.

OUTSTANDING BALANCE: Of any Receivable, at any time, an amount (not less than zero) equal to (a) its Billed Amount, MINUS (b) all Collections received with respect thereto, MINUS (c) (without duplication) all amounts for discounts or any other modifications to the Billed Amount; PROVIDED, that if the Administrative Agent or the Servicer makes a determination that all payments with respect to such Receivable have been made, its Outstanding Balance shall be deemed to be zero for all purposes.

PERMITTED INVESTMENTS: One or more of the following obligations which (a) are denominated and payable in Dollars (b) acquired at a purchase price of not greater than par, (c) have a predetermined and unalterable fixed Dollar amount of principal due at maturity and (d) do not have an "r" suffix to its rating by S&P:

         (i) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

         (ii) repurchase agreements on obligations specified in clause (i); PROVIDED, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1 by S&P and P-1 by Moody's;

         (iii) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; PROVIDED, that the short-term obligations of such depository institution or trust company are rated at least A-1 by S&P and P-1 by Moody's;

         (iv) commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition are rated at least A-1 by S&P and P-1 by Moody's;


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         (v) securities of money market funds rated at least Am by S&P, and A by Moody's; and

         (vi) such other investments as may be acceptable to the Purchaser and the Liquidity Agent and with respect to which each Rating Agency shall have confirmed in writing to the Purchaser and the Administrative Agent that such investment shall not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper.

PERSON: An individual, partnership, corporation (including a business trust), joint stock company, limited liability company, limited partnership, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

POOL RECEIVABLE: A Receivable in the Receivables Pool.

PROGRAM DOCUMENTS: The Liquidity Loan Agreement, the Collateral Agent Agreement, the Depositary Agreement, the Commercial Paper, the Administrative Agent Agreement, the Lockbox Agreement, the Indemnification Letter and the Dealer Agreements.

PROGRAM FEE RATE: .125% as adjusted from time to time by written notice from the Administrative Agent to the Seller; any such change to be as a result of either a change in the credit quality of the Originator or a change in the pricing to the Purchaser under the Liquidity Agreement, as determined by the Administrative Agent.

PROMOTIONAL ALLOWANCE: With respect to any Receivable, the maximum amount of promotional discounts or similar deductions or rebates that the Originator has indicated to the Obligor thereof in writing may be charged against such Receivable.

PURCHASE: Each purchase by the Purchaser of a Receivables Interest in accordance with the provisions of Article II hereof.

PURCHASE CONDITIONS: The conditions precedent to each Purchase required to be satisfied pursuant to Section 3.2 of this Agreement.

PURCHASE DATE: Any Business Day on which the Purchaser makes a Purchase.

PURCHASE LIMIT: $70,000,000.

PURCHASE NOTIFICATION: The written notice from the Administrative Agent, on behalf of the Purchaser, delivered to the Seller notifying the Seller that the Purchaser has determined to make a Purchase requested by the Seller, which notice shall be in form of Exhibit E.

PURCHASE TERMINATION DATE: The earliest to occur of: (a) the date so designated pursuant to Section 7.1 of this Agreement as a result of the occurrence of a Termination Event, (b) the date designated in writing by the Seller to each of the Purchaser and the Administrative Agent, such



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date to occur no earlier than 10 Business Days following receipt by the last party to receive such notice and (c) the Final Purchase Date.

PURCHASER: Llama Retail Funding, L.P., a Delaware limited partnership.

RATING AGENCY: Each of Moody's and S&P.

RECEIVABLE: On any day, any indebtedness of any Obligor under a Contract, whether constituting an account, chattel paper, instrument or general intangible, (a) that arises from a sale of merchandise or the performance of services by the Originator and (b) in which the Seller has acquired an interest pursuant to the Receivables Sale Agreement. Each Receivable shall include the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

RECEIVABLE MATURITY DATE: For any Receivable, the due date for payment specified in the related Contract (not greater than 120 days), or, if no due date is so specified, 120 days from the Billing Date for such Receivable; notwithstanding the foregoing, with the prior written consents of the Administrative Agent and the Liquidity Agent, up to 15% of the Net Receivables Pool Balance may be comprised of Eligible Receivables with payment due dates of up to 180 days.

RECEIVABLES INTEREST: At any time, an undivided percentage ownership interest at such time in (i) all then outstanding Pool Receivables; (ii) all Related Security with respect to such Pool Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and the Related Security.

RECEIVABLES POOL: At any time, all then outstanding Receivables. If, with respect to any Receivables Interest, a Receivable is a Pool Receivable on the day immediately preceding the Purchase Termination Date, such Receivable shall continue to be considered a Pool Receivable with respect to such Receivables Interest at all times thereafter.

RECEIVABLES SALE AGREEMENT: The Receivables Sale and Contribution Agreement, dated as of an even date herewith, between the Originator and the Seller in the form delivered to the Administrative Agent pursuant to the requirements of
Section 3.1 with such amendments as may have been approved by the Administrative Agent, the Agent and the Liquidity Agent.

RECORDS: All Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Originator, the Servicer or the Seller with respect to Receivables and Obligors.

REGULATORY CHANGE: Any and all changes after the Effective Date in federal, state or foreign law or regulations or the adoption or making after such date of any interpretation, directive or request applying to the provider of the Liquidity Loans of or under any federal, state or foreign law or regulations (whether or not having the force of law) by any Governmental Authority (including the Federal Reserve Board), or foreign governmental authority, charged with the interpretation or administration thereof.

RELATED DOCUMENTS: The Receivables Sale Agreement, the Sale Assignment, this Agreement and all agreements, instruments, certificates, financing statements or other documents required to be delivered hereunder or thereunder.

RELATED SECURITY: With respect to any Pool Receivable:

         (i) all of the Seller's right, title and interest in and to all purchase orders or other agreements that relate to such Pool Receivable;

         (ii) all of the Seller's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable;

         (iii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise;

         (iv) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise;

         (v) all Collections and Records with respect to any of the foregoing;
and

         (vi) all proceeds of any of the foregoing.

REQUEST NOTICE: A notice consisting of (a) an Officer's Certificate of the Seller, substantially in the form of Exhibit D, together with all schedules thereto and (b) data in the form of a computer print-out, tape or other form to be agreed upon from time to time by the Administrative Agent and the Seller, which enables the Administrative Agent to identify all Receivables of the Seller and the Required Information with respect thereto.

REQUIRED INFORMATION: With respect to a Receivable, (a) the invoice number, (b) the Billed Amount, (c) any discounts, (d) the Receivable Maturity Date thereof,
(e) the Billing Date, (f) whether or not such Receivable is an Eligible Receivable, (g) the Obligor thereof and (h) such other additional items from time to time requested by the Administrative Agent.

REVOLVING PERIOD: The period commencing on the Effective Date of this Agreement and ending on the day prior to the Purchase Termination Date.

S&P: Standard & Poor's, a Division of The McGraw-Hill Companies Inc. and any successor thereto.

SALE ASSIGNMENT: The assignment entered into between the Originator and the Seller pursuant to the Receivables Sale Agreement.

SELLER: Sunbeam Asset Diversification, Inc.

SELLER'S SHARE: As of any date, the ratio (determined by the Administrative Agent) of the Capital Investment under this Agreement to the aggregate of the Capital Investment under this Agreement and the aggregate capital investments made by the Purchaser under all Other Receivables Purchase Agreements as of such date; PROVIDED, HOWEVER, that for the purposes of making the allocations specified in Section 10.3(c), the Seller's Share shall be equal to the ratio (determined by the Administrative Agent) of the Purchase Limit to the aggregate of the Purchase Limit and the purchase limits under all Other Receivables Purchase Agreements.

SERVICER: The Originator and its permitted successors and assigns from time to time hereunder.

SERVICING FEE: A fee payable by the Seller to the Servicer or Successor Servicer on each Settlement Date equal to (a) the sum of the Accrued Daily Servicing Fees for each Collection Period during the related Settlement Period, MINUS (b) any amounts owing by the Servicer (as Originator) to the Purchaser pursuant to
Section 2.10.

SERVICING FEE RATE: 1.0%

SERVICING RECORDS: All documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Servicer with respect to the Pool Receivables and the Obligors.

SETTLEMENT DATE: The fifth Business Day following the end of each Settlement Period, or more frequently at the option of the Purchaser and the Administrative Agent.

SETTLEMENT PERIOD: In the case of the initial Settlement Period, the period beginning with the Effective Date to and including the last day of the calendar month in which such Effective Date occurs; with respect to the final Settlement Period, the period ending on the Purchase Termination Date and beginning with the first day of the calendar month in which the Purchase Termination Date occurs; and with respect to all other Settlement Periods, each calendar month.

SUBSIDIARY: As to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

SUCCESSOR SERVICER: Has the meaning specified in Section 6.8.

TAX or TAXES: All taxes, charges, fees, levies or other assessment, including, without limitation, income, gross receipts, profits, withholding, excise, property, sales, use, occupation and franchise taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees or other assessments) imposed by the United States, any state or political subdivision thereof, any foreign government or any other jurisdiction or taxing authority.

TERMINATION EVENT: Has the meaning specified in Section 7.1.

TIER 1 OBLIGOR: Any Obligor listed on Schedule 4 hereto as a "Tier I Obligor," PROVIDED, however that the short term senior unsecured debt rating of such Obligor is equal to or better than the Minimum Rating, PROVIDED further, however that if the short term unsecured debt rating for any Tier I Obligor is at any time withdrawn (and not replaced with a rating which is lower than the Minimum Rating for a Tier I Obligor) by either Rating Agency or is otherwise not available from either Rating Agency (as used in this definition, a "Rating Withdrawal") for more than five (5) consecutive Business Days (as used in this definition, the last day of such period being the "Withdrawal Date"), then the Administrative Agent shall on the day following the Withdrawal Date notify the Seller, the Servicer and the Liquidity Agent of such action and request the Rating Agency or Agencies that withdrew the rating or from whom such rating is no longer available to confirm to the Administrative Agent in writing (as used in this definition, a "Rating Agency Confirmation") that such Rating Agency's short-term unsecured debt rating for the Purchaser will not be reduced as a result of such Rating Withdrawal. Upon receipt of any such Rating Agency Confirmation, the Administrative Agent shall notify the Seller, the Servicer and the Liquidity Agent of such Rating Agency Confirmation and such Tier I Obligor shall remain a Tier I Obligor until such time, if ever, as it would subsequently fail to qualify as a Tier I Obligor. If either Rating Agency issues a rating of the short-term senior unsecured debt of such Obligor which is less than the Minimum Rating for a Tier I Obligor, then such Obligor shall, as of the date of rating, be deemed to be an Affected Obligor (as defined in clause (a) of such definition). If a Rating Agency Confirmation is not received by the Administrative Agent within thirty (30) calendar days from the Withdrawal Date (as used in this definition, the "Thirty Day Period," during which period such Tier I Obligor shall remain a Tier I Obligor), then the Administrative Agent shall notify the Seller, the Servicer and the Liquidity Agent in writing thereof and make written request of the Liquidity Agent to confirm that such Tier I Obligor become a Tier II Obligor (as used in this definition, a "Liquidity Agent Confirmation"), and, if the Liquidity Agent (x) fails to make such Liquidity Agent Confirmation within forty-five (45) calendar days from the end of the Thirty Day Period (as used in this definition, the "Forty-Five Day Period"), then such Tier I Obligor shall no longer be a Designated Obligor as of the forty-sixth day following the end of the Thirty Day Period or (y) makes such Liquidity Agent Confirmation within the Forty-Five Day Period, then on the forty-sixth day following the end of the Thirty Day Period such Tier I Obligor shall become a Tier II Obligor. In either case, such Tier I Obligor shall remain a Tier I Obligor during such Forty-Five Day Period.

TIER II OBLIGOR: Any Obligor listed on Schedule 4 hereto as a "Tier II Obligor," or which has become a Tier II Obligor in accordance with the definition of Tier I Obligor, PROVIDED, however that the short term senior unsecured debt rating and long term senior unsecured debt rating of such Obligor is equal to or better than the Minimum Rating, PROVIDED further, however that if the short term senior unsecured debt rating or both long term senior unsecured debt rating for any Tier II Obligor are at any time withdrawn (and not replaced with a rating which is lower than the Minimum Rating for a Tier II Obligor) by both Rating Agencies or is otherwise not available from both Rating Agencies (as used in this definition, a "Rating Withdrawal") for more than five (5) consecutive Business Days (as used in this definition, the last day of such period being the "Withdrawal Date"), then the Administrative Agent shall notify the Seller, the Servicer and the Liquidity Agent of such action and request the Liquidity Agent to confirm (as used in this definition, a "Liquidity Agent Confirmation") that such Tier II Obligor may remain a Tier II Obligor, and, if the Liquidity Agent (x) fails to make such Liquidity Agent Confirmation within thirty (30) calendar days from the Withdrawal Date (as used in this definition, the "Thirty Day Period" during which period, such Tier II Obligor shall remain a Tier II Obligor), then such Tier II Obligor shall no longer be a Designated Obligor as of the forty-sixth
(46th) day following the Withdrawal Date or (y) makes such Liquidity Agent Confirmation within the Thirty Day Period, then such Tier II Obligor shall remain a Tier II Obligor until such time, if ever, as it would subsequently fail to qualify as a Tier II Obligor.

UCC: For any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

YIELD SUBACCOUNT: The Yield Subaccount of the Collateral Account.

YIELD RESERVE: As defined in Exhibit A.

                                                                      SCHEDULE 4
                                                                              To
                                    RECEIVABLES PURCHASE AND SERVICING AGREEMENT

DESIGNATED OBLIGORS

I.     TIER I OBLIGORS.

          OBLIGOR NAME

       1. Home Depot, Inc.
       2. J.C. Penney Company, Inc.
       3. Lowe's Companies, Inc.
       4. May Department Stores Co.
       5. Toys "R" Us, Inc.
       6. Wal-Mart Stores, Inc.

II.    TIER II OBLIGORS.

          OBLIGOR NAME

       1. Price Costco, Inc.
       2. Sears, Roebuck and Company
       3. Target Stores, a division of
             Dayton-Hudson Corporation.